Exhibit 99.1: Peoples Financial Corporation Press Release Dated September 20, 2017

FOR IMMEDIATE RELEASE

For more information, contact:

Paul D. Guichet, Vice President

228-435-8761

pguichet@thepeoples.com

PEOPLES FINANCIAL CORPORATION DECLARES DIVIDEND

BILOXI, MS (September 20, 2017 )—The board of directors of Peoples Financial Corporation (NASDAQ Capital Market: PFBX), parent of The Peoples Bank, declared a cash dividend of $0.01 per common share, payable October 13, 2017, to shareholders of record as of October 2, 2017.

“Today’s dividend announcement reflects our continued financial progress,” said Chevis C. Swetman, Chairman and CEO of the holding company and the bank. “We remain committed to returning earnings to our shareholders,” he added.

Founded in 1896, with $654 million in assets as of June 30, 2017, The Peoples Bank operates 18 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

The Peoples Bank is a wholly-owned subsidiary of Peoples Financial Corporation, listed on the NASDAQ Capital Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.

This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.